Exhibit 24.1


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clarence Otis, Jr., Linda J. Dimopoulos and Paula J. Shives, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 relating to the registration of debt securities of Darden Restaurants, Inc., and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 7th day of July, 2005, by the following persons.

/s/Leonard L. Berry                        /s/Clarence Otis, Jr.
-------------------                        --------------------
Leonard L. Berry                           Clarence Otis, Jr.
Director                                   Chief Executive Officer and Director

/s/Linda J. Dimopoulos                     /s/ Cornelius McGillicuddy, III
----------------------                     -------------------------------
Linda J. Dimopoulos                        Cornelius McGillicuddy, III
Senior Vice President and                  Director
Chief Financial Officer

/s/Odie C. Donald                          /s/ Michael D. Rose
-----------------                          -------------------
Odie C. Donald                             Michael D. Rose
Director                                   Director

/s/David H. Hughes                         /s/ Maria A. Sastre
------------------                         -------------------
David H. Hughes                            Maria A. Sastre
Director                                   Director

/s/Charles A. Ledsinger, Jr.               /s/ Jack A. Smith
-----------------------                    -----------------
Charles A. Ledsinger, Jr.                  Jack A. Smith
Director                                   Director

/s/ Joe R. Lee                             /s/ Blaine Sweatt, III
--------------                             ----------------------
Joe R. Lee                                 Blaine Sweatt, III
Chairman of the Board and Director         Director

/s/ William M. Lewis, Jr.                  /s/ Rita P. Wilson
------------------------                   ------------------
William M. Lewis, Jr.                      Rita P. Wilson
Director                                   Director

/s/ Andrew H. Madsen
--------------------
Andrew H. Madsen
Director